UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

BLUEFIRE RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick

Irvine, CA92618

(Address of principal executive offices)

(949) 588-3767

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

Effective December 17, 2014, BlueFire Renewables, Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Kodiak Capital Group, LLC (“Kodiak”). Pursuant to the terms of the Purchase Agreement, for a period of twenty-four (24) months commencing on the date of effectiveness of the Registration Statement (as defined below), Kodiak shall commit to purchase up to $1,500,000 of the Company’s common stock, par value $0.001 per share (the “Put Shares”), pursuant to Puts (as defined in the Purchase Agreement), covering the Registered Securities (as defined below).

The “Registered Securities” means the (a) Put Shares, and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registered Securities, once issued such securities shall cease to be Registered Securities when (i) a Registration Statement has been declared effective by the SEC and such Registered Securities have been disposed of pursuant to a Registration Statement, (ii) such Registered Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registered Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registered Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.

As further consideration for Kodiak entering into and structuring the Purchase Agreement, the Company issued Kodiak a promissory note in the principal aggregate amount of $60,000 (the “Kodiak Note”). The Kodiak Note bears no interest and has maturity date of July 17, 2015.

Registration Rights Agreement

Concurrently with the Purchase Agreement, on December 17, 2014, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Kodiak. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registered Securities, within thirty (30) days of closing. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC.

The foregoing descriptions of the Kodiak Note, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety, by the full text of the documents themselves, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 2.03 herein, which are incorporated by reference in this Item 3.02

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Kodiak is an “accredited investor” and/or qualified institutional buyer and Kodiak has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Promissory Note issued in favor of Kodiak Capital Group, LLC, dated December 17, 2014

10.1*	Equity Purchase Agreement by and between the Company and Kodiak Capital Group, LLC, dated as of December 17, 2014

10.2*	Registration Rights Agreement by and between the Company and Kodiak Capital Group, LLC, dated as of December 17, 2014

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: December 22, 2014	By:	/s/ Arnold R. Klann
	Name:	Arnold R. Klann
	Title:	Chief Executive Officer